For the annual period ended January 31, 2004.
File number 811-08587
Jennison 20/20 Focus Fund
(formerly Prudential 20/20 Focus Fund)

SUB-ITEM 77D
Policies With Respect to Security Investment




THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
PRUDENTIAL 20/20 FOCUS FUND
PRUDENTIAL SHORT-TERM CORPORATE BOND FUND, INC.
PRUDENTIAL VALUE FUND
PRUDENTIAL TAX-MANAGED FUNDS
PRUDENTIAL HIGH YIELD FUND, INC.
PRUDENTIAL MUNICIPAL BOND FUND
______________________________________________________________________________
Supplement dated February 6, 2003 to the
Prospectuses and Statements of Additional Information (each an SAI) dated as shown below.
         The following information amends the section entitled ?How to Buy, Sell and Exchange Shares of the Funds?Waiving Class C?s Initial Sales Charge? of the Prospectus for each of the Funds listed below and amends the section of each Fund?s SAI entitled ?Purchase, Redemption and Pricing of Fund Shares? Waiver of Initial Sales Charge ? Class C Shares.? The information in this Supplement supersedes any contrary information that may be contained in each Fund?s Prospectus or SAI.
         The information in this Supplement modifies the information in the supplement dated January 9, 2003 to the Prospectuses and SAIs of the Funds listed below.
         Limited Offer. As of February 7, 2003, the limited offer whereby investors can purchase Class C shares of the Funds without an initial sales charge will no longer be available.

*	*	*
         The information in this Supplement relates to the following Prospectuses and SAIs:
Fund Name
Date of
Prospectus/SAI
The Prudential Investment Portfolios, Inc. ?..???????????..
November 27,
2002
     Prudential Jennison Equity Opportunity Fund

     Prudential Jennison Growth Fund



Prudential 20/20 Focus Fund ?????????????????..
March 25, 2002


Prudential Short-Term Corporate Bond Fund, Inc.?????????...
March 28, 2002
     Income Portfolio



Prudential Value Fund ????????????????????..
December 30,
2002


Prudential Tax-Managed Funds ?????????????????
December 30,
2002
Prudential Tax-Managed Equity Fund



Prudential High Yield Fund, Inc.?????????????????
March 1, 2002


Prudential Municipal Bond Fund ????????????????..
June 28, 2002
     High Income Series



MF2003C2


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